Exhibit 99.1
News R E L E A S E FOR IMMEDIATE RELEASE 4716 Old Gettysburg Road Mechanicsburg, PA 17055

Select Medical Corporation Announces
Results for Third Quarter and Nine Months Ended September 30, 2005
     MECHANICSBURG, PENNSYLVANIA — November 8, 2005 — Select Medical Corporation today announced results for the third quarter and nine months ended September 30, 2005.
     On February 24, 2005, Select Medical Corporation (“Select”) consummated a merger with a wholly owned subsidiary of Select Medical Holdings Corporation (“Holdings”) pursuant to which Select became a wholly owned subsidiary of Holdings. Holdings is owned by an investor group that includes Welsh, Carson, Anderson & Stowe IX, LP (“Welsh Carson”), Thoma Cressey Equity Partners, Inc. (“Thoma Cressey”) and members of its senior management. As a result of the merger, Select’s assets and liabilities have been adjusted to their fair value as of the closing. Select has also experienced an increase in aggregate outstanding indebtedness as a result of financing transactions associated with the merger. Accordingly, amortization expense and interest expense are higher in periods following the merger. Additionally, certain costs associated with the merger are reflected in the 2005 income statement periods. As a result, the financial statements for the periods before and after the merger are not comparable in certain respects.
     For the third quarter ended September 30, 2005, net operating revenues increased 17.2% to $477.7 million compared to $407.6 million for the same quarter, prior year. Income from operations increased 2.2% to $56.1 million compared to $55.0 million for the same quarter, prior year. Net income declined 36.0% to $17.8 million compared to $27.8 million for the same quarter, prior year. Additionally, net income before interest, income taxes, depreciation and amortization, income from discontinued operations, loss on early retirement of debt, merger related charges, stock compensation expense, long-term incentive compensation and minority interest (“Adjusted EBITDA”) for the third quarter increased 29.1% to $84.2 million compared to $65.2 million for the same quarter, prior year. A reconciliation of net income to Adjusted EBITDA is attached to this release.
     For the combined nine months ended September 30, 2005, net operating revenues increased 17.0% to $1,452.2 million compared to $1,241.3 million for the same period, prior year. Income from operations decreased 63.6% to $63.1 million compared to $173.3 million for the same period, prior year. Select had a net loss of $39.9 million for the combined nine months ended September 30, 2005 compared to net income of $88.4 million for the same period, prior year. Additionally, Adjusted EBITDA for the combined nine months ended September 30, 2005 increased 29.4% to $262.4 million compared to $202.9 million for the same period, prior year.

Specialty Hospitals
     At September 30, 2005, Select operated 97 long-term acute care hospitals and four acute medical rehabilitation hospitals. This compares to 83 long-term acute care hospitals and four acute medical rehabilitation hospitals operated at September 30, 2004. For the third quarter of 2005, net operating revenues for all Select’s hospitals increased 26.0% to $340.9 million compared to $270.6 million for the same quarter, prior year. Total patient days for the third quarter 2005 were 242,850, admissions were 9,725 and net revenue per patient day was $1,371. This compares to 198,052 days, 8,197 admissions and net revenue per patient day of $1,338 for the same quarter, prior year. For the hospitals opened before January 1, 2004 and operated by Select throughout both periods, patient days in the third quarter of 2005 were 206,046 and admissions in the third quarter were 8,375, compared to 192,205 days and 7,941 admissions in the same quarter, prior year. Adjusted EBITDA for the segment increased 31.7% to $77.6 million compared to $58.9 million for the same quarter, prior year. The Adjusted EBITDA margin for the segment was 22.8% for the third quarter of 2005, compared to 21.8% for the same quarter, prior year. The Adjusted EBITDA margin for the hospitals opened before January 1, 2004 and operated by Select throughout both periods was 23.7% for the third quarter of 2005, compared to 22.9% for the same quarter, prior year.
     For the combined nine months ended September 30, 2005, net operating revenues for all Select’s hospitals increased 27.4% to $1,029.3 million compared to $807.9 million for the same period, prior year. Total patient days for the combined nine months ended September 30, 2005 were 739,860, admissions were 30,056 and net revenue per patient day was $1,358. This compares to 615,304 days, 25,241 admissions and net revenue per patient day of $1,287 for the same period, prior year. For the hospitals opened before January 1, 2004 and operated by Select throughout both periods, patient days for the combined nine months ended September 30, 2005 were 624,934 and admissions were 25,722, compared to 598,564 days and 24,597 admissions in the same period, prior year. Adjusted EBITDA for the segment for the combined nine months ended September 30, 2005 increased 34.4% to $235.2 million compared to $175.0 million for the same period, prior year. The Adjusted EBITDA margin for the segment for the combined nine months ended September 30, 2005 was 22.8%, compared to 21.7% for the same period, prior year. The Adjusted EBITDA margin for the hospitals opened before January 1, 2004 and operated by Select throughout both periods was 24.0% for the combined nine months ended September 30, 2005, compared to 22.4% for the same period, prior year.
Outpatient Rehabilitation
     At September 30, 2005, Select operated 730 outpatient clinics. This compares to 750 outpatient clinics at September 30, 2004. For the third quarter of 2005, net operating revenues increased 1.3% to $135.3 million compared to $133.5 million for the same quarter, prior year. Adjusted EBITDA for the third quarter increased 3.9% to $18.0 million compared to $17.3 million for the same quarter, prior year. The Adjusted EBITDA margin for the quarter was 13.3% compared to 13.0% in the same quarter, prior year. U.S. based patient visits for the quarter were 858,974 compared to 935,763 for the same quarter, prior year. Net revenue per visit was $90 for the third quarter of 2005 compared to $88 for the same quarter, prior year.
     For the combined nine months ended September 30, 2005, net operating revenues declined 1.7% to $416.1 million compared to $423.5 million for the same period, prior year. Adjusted EBITDA for the period declined 3.3% to $62.3 million compared to $64.4 million for the same period, prior year. The Adjusted EBITDA margin for the period was 15.0% compared to 15.2% in the same period, prior year. U.S. based patient visits for the period were 2,692,369 compared to 2,933,106 for the same period, prior year. Net revenue per visit was $90 for the period compared to $89 for the same period, prior year.

Conference Call
     The Company will host a conference call regarding the third quarter results and its business outlook on Wednesday, November 9, 2005, at 11:00 am EST. The domestic dial in number for the call is 1-866-261-3296. The international dial in number is 1-703-639-1223.
* * * * *
     Select Medical Corporation is a leading operator of specialty hospitals in the United States. Select operates 97 long-term acute care hospitals in 26 states. Select operates four acute medical rehabilitation hospitals in New Jersey. Select is also a leading operator of outpatient rehabilitation clinics in the United States and Canada, with approximately 730 locations. Select also provides medical rehabilitation services on a contract basis at nursing homes, hospitals, assisted living and senior care centers, schools and worksites. Information about Select is available at http://www.selectmedicalcorp.com/
     Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to those discussed in filings made by Select with the Securities and Exchange Commission. Many of the factors that will determine Select’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. Select undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
Investor inquiries:
Joel Veit, 717/972-1100
ir@selectmedicalcorp.com

I. Condensed Consolidated Statements of Operations
(In thousands)
(unaudited)
For the Three Months Ended September 30, 2005 and 2004

	Predecessor (1)	Successor (1)%
	2004	2005	Change
Net operating revenues	$407,570	$477,698	17.2%

Costs and expenses:

Cost of services	318,541	377,711	18.6%

Stock compensation expense	—	1,424	N/M

Long-term incentive compensation	—	14,453	N/M

Bad debt expense	12,857	4,401	(65.8)%

General and administrative	10,945	11,402	4.2%

Depreciation and amortization	10,264	12,161	18.5%

Income from operations	54,963	56,146	2.2%

Interest income	(634)	(287)	(54.7)%

Interest expense	8,632	25,604	196.6%

Income from continuing operations before minority interests and income taxes	46,965	30,829	(34.4)%

Minority interests	620	843	36.0%

Income from continuing operations before income taxes	46,345	29,986	(35.3)%

Income tax expense	18,674	12,170	(34.8)%

Income from continuing operations	27,671	17,816	(35.6)%

Income from discontinued operations, net of tax	146	—	N/M

Net income	$27,817	$17,816	(36.0)%

(1)	On February 24, 2005, Select Medical Corporation (the “Company”) merged with a subsidiary of Select Medical Holdings Corporation (“Holdings”) and became a wholly owned subsidiary of Holdings. The Company’s financial position and results of operations prior to the merger are presented separately in the consolidated financial statements as “Predecessor” financial statements, while the financial position and results of operations following the merger are presented as “Successor” financial statements. Due to the revaluation of assets as a result of purchase accounting associated with the merger, the pre-merger financial statements are not comparable with those after the merger in certain respects.

II. Condensed Consolidated Statements of Operations
(In thousands)
(unaudited)
For the Nine Months Ended September 30, 2005 and 2004

	Predecessor (1)		Successor (1)	Combined (2)
		Period from	Period from
	For the Nine	January 1	February 25	Nine Months
	Months Ended	through	through	Ended
	September 30,	February 24,	September 30,	September 30,
	2004	2005	2005	2005	% Change
Net operating revenues	$1,241,276	$287,787	$1,164,450	$1,452,237	17.0%

Costs and expenses:

Cost of services	965,848	225,428	908,736	1,134,164	17.4%

Stock compensation expense	—	142,213	7,567	149,780	N/M

Long-term incentive compensation	—	—	14,453	14,453	N/M

Bad debt expense	36,056	6,661	14,425	21,086	(41.5)%

General and administrative	36,490	7,484	27,069	34,553	(5.3)%

Depreciation and amortization	29,533	6,177	28,898	35,075	18.8%

Income (loss) from operations	173,349	(100,176)	163,302	63,126	(63.6)%

Loss on early retirement of debt	—	42,736	—	42,736	N/M

Merger related charges	—	12,025	—	12,025	N/M

Interest income	(1,485)	(523)	(568)	(1,091)	(26.5)%

Interest expense	25,385	4,734	60,406	65,140	156.6%

Income (loss) from continuing operations before minority interests, and income taxes	149,449	(159,148)	103,464	(55,684)	(137.3)%

Minority interests	2,772	469	2,335	2,804	1.2%

Income (loss) from continuing operations before income taxes	146,677	(159,617)	101,129	(58,488)	(139.9)%

Income tax expense (benefit)	59,121	(59,366)	40,819	(18,547)	(131.4)%

Income (loss) from continuing operations	87,556	(100,251)	60,310	(39,941)	(145.6)%

Income from discontinued operations, net of tax	802	—	—	—	N/M

Net income (loss)	$88,358	$(100,251)	$60,310	$(39,941)	(145.2)%

(1)	On February 24, 2005, Select Medical Corporation (the “Company”) merged with a subsidiary of Select Medical Holdings Corporation (“Holdings”) and became a wholly owned subsidiary of Holdings. The Company’s financial position and results of operations prior to the merger are presented separately in the consolidated financial statements as “Predecessor” financial statements, while the financial position and results of operations following the merger are presented as “Successor” financial statements. Due to the revaluation of assets as a result of purchase accounting associated with the merger, the pre-merger financial statements are not comparable with those after the merger in certain respects.

(2)	Although the Predecessor and Successor results are not comparable by definition in certain respects due to the merger and the resulting revaluation, for ease of comparison, the financial data for the period after the merger, February 25, 2005 through September 30, 2005 (Successor period), has been added to the financial data for the period from January 1, 2005 through February 24, 2005 (Predecessor period), to arrive at the combined nine months ended September 30, 2005. As a result of the merger, interest expense, loss on early retirement of debt, merger related charges, stock compensation expense, long-term incentive compensation, depreciation and amortization have been impacted.

III. Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	Predecessor (1)	Successor (1)
	December 31,	September 30,
	2004	2005
Assets

Cash	$247,476	$9,364

Restricted cash	7,031	6,706

Accounts receivable, net	216,852	290,836

Current deferred tax asset	59,239	70,718

Other current assets	18,737	23,220

Total current assets	549,335	400,844

Property and equipment, net	165,336	224,790

Goodwill	302,069	1,362,757

Other identifiable intangibles	78,304	87,278

Non-current deferred tax asset	—	172

Other assets	18,677	63,551

Total assets	$1,113,721	$2,139,392

Liabilities and Stockholders’ Equity

Payables and accruals	$232,063	$271,246

Current portion of long term debt	3,557	7,949

Total current liabilities	235,620	279,195

Long term debt, net of current portion	351,033	1,372,091

Non-current deferred tax liability	4,458	—

Minority interests	6,667	7,458

Stockholders’ equity	515,943	480,648

Total liabilities and stockholders’ equity	$1,113,721	$2,139,392

(1)	On February 24, 2005, Select Medical Corporation (the “Company”) merged with a subsidiary of Select Medical Holdings Corporation (“Holdings”) and became a wholly owned subsidiary of Holdings. The Company’s financial position and results of operations prior to the merger are presented separately in the consolidated financial statements as “Predecessor” financial statements, while the financial position and results of operations following the merger are presented as “Successor” financial statements. Due to the revaluation of assets as a result of purchase accounting associated with the merger, the pre-merger financial statements are not comparable with those after the merger in certain respects.

IV. Key Statistics
(unaudited)
For the Three Months Ended September 30, 2005 and 2004

			%
	2004	2005	Change
Specialty Hospitals (a)

Number of hospitals — end of period	87	101	16.1%

Net operating revenues (,000)	$270,647	$340,898	26.0%

Number of patient days	198,052	242,850	22.6%

Number of admissions	8,197	9,725	18.6%

Net revenue per patient day (b)	$1,338	$1,371	2.5%

Adjusted EBITDA (,000)	$58,945	$77,642	31.7%

Adjusted EBITDA margin — all hospitals	21.8%	22.8%	4.6%

Adjusted EBITDA margin — same store hospitals (c)	22.9%	23.7%	3.5%

Outpatient Rehabilitation

Number of clinics — end of period	750	730	(2.7)%

Net operating revenues (,000)	$133,522	$135,302	1.3%

Number of visits (US)	935,763	858,974	(8.2)%

Revenue per visit (US) (d)	$88	$90	2.3%

Adjusted EBITDA (,000)	$17,349	$18,032	3.9%

Adjusted EBITDA margin	13.0%	13.3%	2.3%

(a)	Specialty hospitals consist of long-term acute care hospitals and acute medical rehabilitation hospitals.

(b)	Net revenue per patient day is calculated by dividing specialty hospital patient service revenue by the total number of patient days.

(c)	Adjusted EBITDA margin — same store hospitals represents the Adjusted EBITDA margin for those hospitals opened before January 1, 2004 and operated throughout both periods.

(d)	Net revenue per visit is calculated by dividing outpatient rehabilitation clinic revenue by the total number of visits. For purposes of this computation, outpatient rehabilitation clinic revenue does not include Select’s Canadian subsidiary or contract services revenue.

V. Key Statistics
(unaudited)
For the Nine Months Ended September 30, 2005 and 2004

			%
	2004	2005	Change
Specialty Hospitals (a)

Number of hospitals — end of period	87	101	16.1%

Net operating revenues (,000)	$807,944	$1,029,283	27.4%

Number of patient days	615,304	739,860	20.2%

Number of admissions	25,241	30,056	19.1%

Net revenue per patient day (b)	$1,287	$1,358	5.5%

Adjusted EBITDA (,000)	$174,966	$235,190	34.4%

Adjusted EBITDA margin — all hospitals	21.7%	22.8%	5.1%

Adjusted EBITDA margin — same store hospitals (c)	22.4%	24.0%	7.1%

Outpatient Rehabilitation

Number of clinics — end of period	750	730	(2.7)%

Net operating revenues (,000)	$423,465	$416,116	(1.7)%

Number of visits (US)	2,933,106	2,692,369	(8.2)%

Revenue per visit (US) (d)	$89	$90	1.1%

Adjusted EBITDA (,000)	$64,427	$62,321	(3.3)%

Adjusted EBITDA margin	15.2%	15.0%	(1.3)%

(a)	Specialty hospitals consist of long-term acute care hospitals and acute medical rehabilitation hospitals.

(b)	Net revenue per patient day is calculated by dividing specialty hospital patient service revenue by the total number of patient days.

(c)	Adjusted EBITDA margin — same store hospitals represents the Adjusted EBITDA margin for those hospitals opened before January 1, 2004 and operated throughout both periods.

(d)	Net revenue per visit is calculated by dividing outpatient rehabilitation clinic revenue by the total number of visits. For purposes of this computation, outpatient rehabilitation clinic revenue does not include Select’s Canadian subsidiary or contract services revenue.

VI. Net Income to Adjusted EBITDA Reconciliation
(In thousands)
(unaudited)
For the Three and Nine Months Ended September 30, 2005 and 2004
     The following table reconciles net income to Adjusted EBITDA for the Company. Adjusted EBITDA is used by the Company to report its segment performance in accordance with SFAS No. 131. Adjusted EBITDA is defined as net income before interest, income taxes, depreciation and amortization, income from discontinued operations, loss on early retirement of debt, merger related charges, stock compensation expense, long-term incentive compensation, and minority interest. We believe that the presentation of Adjusted EBITDA is important to investors because Adjusted EBITDA is used by management to evaluate financial performance and determine resource allocation for each of our operating units.
     Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to, or substitute for, net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

	Predecessor (1)	Successor (1)	Predecessor (1)		Successor (1)	Combined (2)
	Three Months Ended
	September 30,
				Period from	Period from
			For the Nine	January 1	February 25	For the Nine
			Months Ended	through	through	Months Ended
			September 30,	February 24,	September 30,	September 30,
	2004	2005	2004	2005	2005	2005

Net income (loss)	$27,817	$17,816	$88,358	$(100,251)	$60,310	$(39,941)
Income from discontinued operations, net of tax	(146)	—	(802)	—	—	—
Income tax expense (benefit)	18,674	12,170	59,121	(59,366)	40,819	(18,547)
Minority interest	620	843	2,772	469	2,335	2,804
Interest expense, net	7,998	25,317	23,900	4,211	59,838	64,049
Loss on early retirement of debt	—	—	—	42,736	—	42,736
Merger related charges	—	—	—	12,025	—	12,025
Stock compensation expense	—	1,424	—	142,213	7,567	149,780
Long-term incentive compensation	—	14,453	—	—	14,453	14,453
Depreciation and amortization	10,264	12,161	29,533	6,177	28,898	35,075

Adjusted EBITDA	$65,227	$84,184	$202,882	$48,214	$214,220	$262,434

Specialty hospitals	$58,945	$77,642	$174,966	$44,343	$190,847	$235,190
Outpatient rehabilitation	17,349	18,032	64,427	11,531	50,790	62,321
Other (3)	(11,067)	(11,490)	(36,511)	(7,660)	(27,417)	(35,077)

Adjusted EBITDA	$65,227	$84,184	$202,882	$48,214	$214,220	$262,434

(1)	On February 24, 2005, Select Medical Corporation (the “Company”) merged with a subsidiary of Select Medical Holdings Corporation (“Holdings”) and became a wholly owned subsidiary of Holdings. The Company’s financial position and results of operations prior to the merger are presented separately in the consolidated financial statements as “Predecessor” financial statements, while the financial position and results of operations following the merger are presented as “Successor” financial statements. Due to the revaluation of assets as a result of purchase accounting associated with the merger, the pre-merger financial statements are not comparable with those after the merger in certain respects.

(2)	Although the Predecessor and Successor results are not comparable by definition in certain respects due to the merger and the resulting revaluation, for ease of comparison, the financial data for the period after the merger, February 25, 2005 through September 30, 2005 (Successor period), has been added to the financial data for the period from January 1, 2005 through February 24, 2005 (Predecessor period), to arrive at the combined nine months ended September 30, 2005. As a result of the merger, interest expense, loss on early retirement of debt, merger related charges, stock compensation expense, long-term incentive compensation, depreciation and amortization have been impacted.

(3)	Other primarily includes the Company’s general and administrative costs.

The following tables reconcile specialty hospital same store information.

	Three Months Ended
	September 30, 2004	September 30, 2005
Specialty hospitals net operating revenue	$270,647	$340,898
Less: Specialty hospitals opened, acquired or closed after 1/1/04	3,599	52,589

Specialty hospitals same store net operating revenue	$267,048	$288,309

Specialty hospitals Adjusted EBITDA	$58,945	$77,642
Less: Specialty hospitals opened, acquired or closed after 1/1/04	(2,083)	9,224

Specialty hospitals same store Adjusted EBITDA	$61,028	$68,418

All specialty hospitals Adjusted EBITDA margin	21.8%	22.8%
Specialty hospitals same store Adjusted EBITDA margin	22.9%	23.7%

	Nine Months Ended
	September 30, 2004	September 30, 2005
Specialty hospitals net operating revenue	$807,944	$1,029,283
Less: Specialty hospitals opened, acquired or closed after 1/1/04	7,574	154,006

Specialty hospitals same store net operating revenue	$800,370	$875,277

Specialty hospitals Adjusted EBITDA	$174,966	$235,190
Less: Specialty hospitals opened, acquired or closed after 1/1/04	(3,921)	24,770

Specialty hospitals same store Adjusted EBITDA	$178,887	$210,420

All specialty hospitals Adjusted EBITDA margin	21.7%	22.8%
Specialty hospitals same store Adjusted EBITDA margin	22.4%	24.0%